Exhibit 10.8

THIRD AMENDMENT TO SUPPLEMENTAL

RETIREMENT/DEATH BENEFITS AGREEMENT

THIS AMENDMENT entered into this 2nd day of January, 2002 by and between POST, BUCKLEY, SCHUH & JERNIGAN, INC. (PBSJ Inc.) and The PBSJ Corporation (PBSJ Corp.), Florida corporations, with principal offices in Miami, Florida (collectively hereinafter referred to as the “Corporations”) and John B. Zumwalt, (hereinafter referred to as the “Employee”).

RECITALS

A. The Corporations and the Employee entered into a Supplemental Retirement/Death Benefits Agreement (the “Agreement”) dated December 17, 1987, which Agreement and subsequent Amendments dealt with the employment of the Employee for a specified period.

WHEREAS, the parties hereto desire to further amend the Agreement and Amendments to reflect the current and revised understanding of the parties with respect to certain rights, obligations and benefits of the parties under the Agreement and Amendments.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable considerations, the adequacy and receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Expenses During Employment, Consulting and Retirement Terms

Expenses formerly identified in the Second Amendment as 2. (k) Automobile lease, including insurance, tag, maintenance and repairs, and 2. (m) Country Club Membership dues and fees, will now be reimbursed by the Corporation to the employee in accordance with the current policies of the Corporation in effect as of the date of the expense occurrence for the fifteen (15) year Consulting and Retirement term of the Agreement. Expense identified as 2. (m) Country Club Membership dues and fees will be subject to a maximum amount of $3,600 year.

2.	Miscellaneous.

(a) Except as expressly provided herein, the Agreement, as amended, shall remain in full force and effect without any modification or waiver of any provision thereof.

(b) This Third Amendment shall be governed by the laws of the State of Florida, without regard to the principles of conflicts of laws thereunder.

(c) The Agreement, as amended, sets forth the entire understanding of the parties as to the subjects discussed therein, and supersedes all prior understandings, commitments, agreements, whether oral or written, relating to the subject matter thereof.

(d) This Third Amendment may be executed in any number of counterparts, and each such counterpart shall for all purposes be deemed an original.

IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals as of the date and year first above written.

POST, BUCKLEY, SCHUH & JERNIGAN, INC. A Florida Corporation
Attest:

/s/ Becky S. Schaffer	By:	/s/ Richard A. Wickett
Richard A. Wickett, Chairman

THE PBSJ CORPORATION
Attest:

/s/ Becky S. Schaffer	By:	/s/ Robert P. Paulsen
Robert P. Paulsen, Executive Vice President

EMPLOYEE

/s/ Elizabeth A. Rufo	/s/ John B. Zumwalt
Witness	John B. Zumwalt